THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

BRAINSTORM CELL THERAPEUTICS INC.

8% Convertible Promissory Note Due May 6, 2008

U.S.$250,000.00

New York, New York
May 6, 2007

Brainstorm Cell Therapeutics Inc., a Delaware corporation (the "Company" or the "Maker"), for value received, hereby promises to pay to ACCBT Corp. or his registered assigns, the principal sum of U.S. Two Hundred Fifty Thousand Dollars (US$250,000) plus all accrued but unpaid interest on the first anniversary of the date hereof (the "Maturity Date"). Interest shall be computed on the basis of a 365-day year from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the rate of eight percent (8%) per annum, such interest to be due and payable in full on the Maturity Date.

This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

1. default in the payment or performance of this or any other liability or obligation of the Maker to the holder, including the payment when due of any principal, premium or interest under this Note or failure to meet a demand for payment of any material indebtedness of the Maker to any party, provided that such party has commenced legal action to enforce its right ; (**"material**" means a value exceeding or that could exceed US$10,000).

2. the liquidation, termination of existence, dissolution, insolvency or business failure of the Maker, or the appointment of a receiver or custodian for the Maker or any part of its property if such appointment is not terminated or dismissed within ninety(90) days; or

3. the institution by or against the Maker or any indorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Maker or any indorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors.

Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of New York or afforded by other applicable law.

Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is two (2) percentage points above the rate per year specified in the first paragraph of this Note. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment).

In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the holder as a payment of principal.

All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Maker shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the holder in its discretion.

No reference in this Note to any guaranty or other document shall impair the obligation of the Maker, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

The Maker agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the holder in enforcing the obligations of the Maker under this Note.

No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

Maker's representations:

The Maker is duly organized, validly existing and in good standing under the laws of the state of Delaware.

The Maker has the requisite power and authority to enter into and perform its obligations under this Note. The execution and delivery of the Note by the Maker and the consummation by the Maker of the transactions contemplated hereby have been duly authorized by the Maker's Board of Directors and no further filing, consent, or authorization is required by the Maker, its Board of Directors or its shareholders. This Note has been duly executed and delivered by the Maker, and shall constitute the legal,

valid and binding obligations of the Maker, enforceable against the Maker in accordance with its terms.

The issuance of the Note is duly authorized and is free from all taxes, liens and charges with respect to the issue thereof. Upon conversion of the Note the shares issuable hereunder will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holder being entitled to all rights accorded to a holder of Common Stock (as defined below).

The execution, delivery and performance of the Note by the Maker and the consummation by the Maker of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation of the Maker or its Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Maker is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Maker or by which any property or asset of the Maker is bound or affected.

The Maker is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Note in accordance with the terms hereof.

The financial statements submitted by the Maker with the US Securities and Exchange Commission on March 30, 2007 as part of its annual report on form 10-KSB filing have been prepared in accordance with US generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Maker as of such dates and the results of operations of the Maker for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Maker (which books and records are correct and complete in all material respects).

Since December 31, 2006, there has been no event which has had, or could reasonably be expected to result, in a "Material Adverse Effect" on the Maker (excepting information which was disclosed by the Maker in the aforementioned 10-KSB filing). For this purpose, **Material Adverse Effect**" means any adverse effect having a value exceeding or that could exceed US$40,000 on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Maker, or on the authority or ability of the Maker to perform its obligations under the Note..

1. <u>Conversion</u>. The holder of this Note has the right, at its option, at any time and from time to time prior to the close of business on the Maturity Date, upon five days' prior notice, to convert all or part of the outstanding principal and interest amount of this Note into fully-paid and non-assessable shares of Common Stock, $0.00005 par value per share, of the

Company ("Common Stock"). The number of shares of Common Stock that shall be issued upon conversion of this Note shall be calculated by dividing the amount of outstanding principal and interest that the holder elects to convert by the average of the Conversion Price. The Conversion Price shall mean 75% of the average of the last bid and ask price of the Common Stock as quoted on the Over-the-Counter Bulletin Board or such other exchange where the Common Stock is quoted or listed for the five trading days ending the date of the holder's written notice of election to convert, provided, however, in no event shall the conversion price be greater than US$0.35. Upon an Event of Default, at all times prior to the Company's cure of such default, the Conversion price shall mean 60% of the average of the last bid and ask price of the Common Stock as quoted on the Over-the-Counter Bulletin Board or such other exchange where the Common Stock is quoted or listed for the five trading days ending the date of the holder's written notice of election to convert, provided, however, in no event shall the conversion price be greater than US$0.35.Notwithstanding the foregoing, in no event shall more than 5,00,000 shares of Common Stock be issued upon conversion of this Note . In order to exercise this optional conversion privilege, the holder of this Note shall surrender this Note to the Company during usual business hours at the Company's principal executive office, accompanied by written notice in form satisfactory to the Company that the holder elects to convert the principal amount of this Note or a portion hereof specified in such notice. Such notice shall also state the name or names (with address and Social Security number or tax identification number) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued.

The holder of this Note shall have unlimited "piggy back registration rights" with respect to the shares of Common Stock issuable upon conversion of this Note, subject to certain limitations and conditions, including, among others, cutback provisions and underwriter discretion, to be included by the Company in a registration statement to be filed with Securities and Exchange Commission

2. Surrender of Note and Delivery of Certificates. When surrendered for conversion this Note shall, unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his or its duly authorized attorney. As promptly as practicable after the surrender of this Note for conversion and the receipt of the notice specified above (in the case of optional conversion), the Company shall deliver or cause to be delivered at its principal executive office to the holder, or on the holder's written order, a certificate or certificates for the number of full shares issuable upon the conversion of this Note, or portion hereof, in accordance with the provisions hereof. Such conversion shall be deemed to have been made at the time this Note shall have been surrendered for conversion and the notice specified above (in the case of optional conversion) shall have been received by the Company at its principal executive office (the "Conversion Date"), and the holder in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby. If less than the entire outstanding principal amount of this Note is being converted (in the case of optional conversion), a new Note shall promptly be delivered to the holder for the unconverted principal balance and shall be of like tenor as to all terms as the Note surrendered.

3. Fractional Shares. No fractional shares of Common Stock shall be issuable upon

conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion. Such payment shall be based on the Conversion Price.

4. Accrued Interest. Upon the conversion of this Note, the Company shall not be required to pay any accrued but unpaid interest on the amount so converted up to the Conversion Date.

5. Securities Act of 1933. Upon conversion of this Note, the registered holder may be required to execute and deliver to the Company an instrument, in form satisfactory to the Company, representing that the shares issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended.

6. Prepayment of Principal. The principal indebtedness represented by this Note may be prepaid in whole or in part without penalty or premium.

7. Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, successors and assigns.

8. Recourse. Recourse under this Note shall be to the general unsecured assets of the Company only and in no event to the officers, directors or stockholders of the Company.

9. Changes. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the holder.

10. Currency. All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

11. Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the holder hereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

If to the holder:

ACCBT Corp.

If to the Company:

Brainstorm Cell Therapeutics Inc.
110 East 59th Street, 25th Floor
New York, New York 10022
Attention: Chief Financial Officer

with a copy to:

BRL Law Group LLC
31 St. James Avenue, Suite 850
Boston, MA 02116
Attention: Thomas B. Rosedale
Facsimile: 617-399-6930

12. Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in the New York, New York shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

13. Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

BRAINSTORM CELL THERAPEUTICS INC.

Yoram Drucker

By: Yoram Drucker
Title: Chief Operating Officer